EXHIBIT 24.1


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Joe R. Lee, Daniel M. Lyons and Paula J. Shives, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to the Registration Statement covering the registration and issuance of common stock of Darden Restaurants, Inc. pursuant to the Darden Restaurants, Inc. Amended and Restated Stock Option and Long-Term Incentive Plan of 1995, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.



/s/ Bradley D. Blum                         /s/ Michael D. Rose
Bradley D. Blum                             Michael D. Rose
September 23, 1999                          September 23, 1999

/s/ Daniel B. Burke                         /s/ Hector J. Ruiz
Daniel B. Burke                             Hector J. Ruiz
September 23, 1999                          September 23, 1999

/s/ Odie C. Donald                          /s/ Maria A. Sastre
Odie C. Donald                              Maria A. Sastre
September 23, 1999                          September 23, 1999

/s/ Julius Erving, II                       /s/ Jack A. Smith
Julius Erving, II                           Jack A. Smith
September 23, 1999                          September 23, 1999

/s/ Joe R. Lee                              /s/ Blaine Sweatt, III
Joe R. Lee                                  Blaine Sweatt, III
September 23, 1999                          September 23, 1999

/s/ Richard E. Rivera
Richard E. Rivera
September 23, 1999